UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 20, 2008

Date of Report (Date of earliest event reported)
HLTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

(Address of principal executive offices, including zip code)
(201) 703-3400

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     All statements contained in this Current Report or in the exhibits furnished with this Current Report, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue; the merger transaction (the “Merger Transaction”) between HLTH and WebMD Health Corp. (“WHC”); the potential sales transactions with respect to ViPS and Porex (the “Potential Sales Transactions”);and expectations regarding the credit ratings and valuation of and market for HLTH’s and WHC’s investments in auction rate securities (ARS). These statements speak only as of the date of this Current Report and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of our products and services; length of sales and implementation cycles for our products and services; our relationships with customers and strategic partners; difficulties in integrating acquired businesses; changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, information technology and plastics industries; and our ability to attract and retain qualified personnel. Further information about these matters can be found in our Securities and Exchange Commission filings. In addition, there can be no assurances regarding: whether HLTH and WHC will be able to complete the Merger Transaction or as to the timing of such transaction; or whether HLTH will be able to complete the Potential Sales Transactions or as to the timing or terms of such transactions. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

Item 1.01.	Entry into a Material Definitive Agreement
     On February 20, 2008, HLTH Corporation and WebMD Health Corp. entered into an Agreement and Plan of Merger (the “Merger Agreement”). HLTH currently owns approximately 84% of the outstanding common stock of WebMD. The Merger Agreement provides that HLTH will merge into WebMD, with WebMD continuing as the surviving company (the “Merger”). In the Merger, each outstanding share of HLTH common stock will be converted into 0.1979 shares of WebMD common stock and $6.89 in cash, subject to adjustment as described below (the “Merger Consideration”). The shares of WebMD Class A Common Stock currently outstanding will remain outstanding and will be unchanged in the Merger. The Merger will eliminate both the controlling class of WebMD stock held by HLTH and WebMD’s existing dual-class stock structure. A copy of the press release announcing the Merger is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
     The cash portion of the Merger Consideration will be funded from cash and investments at WebMD and HLTH, and proceeds from HLTH’s anticipated sales of its ViPS and Porex businesses. As previously announced, HLTH has received significant interest from potential strategic buyers for both ViPS and Porex and will be moving rapidly to obtain formal offers for these businesses from potential buyers. The cash portion of the Merger Consideration is subject to downward adjustment prior to closing, based on the amount of proceeds received from the disposition of HLTH’s investment in certain auction rate securities (ARS), which, under the terms of the merger agreement, must be liquidated by HLTH prior to closing of the merger. As described in a separate Currrent Report on Form 8-K filed by HLTH today, HLTH has approximately $195 million of investments in certain ARS, excluding any ARS investments held by WebMD. The types of ARS investments that HLTH owns are backed by student loans, 97% of which are guaranteed under the Federal Family Education Loan Program (FFELP).

     If either ViPS or Porex has not been sold at the time the Merger is ready to be consummated, WebMD may issue up to $250 million in redeemable notes to the HLTH shareholders in lieu of a portion of the cash consideration otherwise payable in the Merger. The notes would bear interest at a rate of 11% per annum, payable in kind annually in arrears. The notes would be subject to mandatory redemption by WebMD from the proceeds of the divestiture of the remaining ViPS or Porex business. The redemption price would be equal to the principal amount of the notes to be redeemed plus accrued but unpaid interest through the date of the redemption.
     Following the Merger, WebMD as surviving corporation will assume the obligations of HLTH under HLTH’s 3 1/8% Convertible Notes due September 1, 2025 and HLTH’s 1.75% Convertible Subordinated Notes due June 15, 2023 (collectively, the “Notes”). In the event a holder of the Notes converts those Notes into shares of HLTH common stock pursuant to the terms of the applicable indenture prior to the effective time of the Merger, those shares would be treated in the Merger like all other shares of HLTH common stock. In the event a holder of the Notes converts those Notes pursuant to the applicable indenture following the effective time of the Merger, those Notes would be converted into the right to receive the Merger Consideration payable in respect of the HLTH shares into which such Notes would have been convertible.
     The Merger Agreement contains customary representations, warranties and covenants that the parties made to each other, including, among others, covenants by each of HLTH and WebMD to conduct its business in the ordinary course between the signing of the Merger Agreement and completion of the Merger, and to maintain and preserve its business organizations and relationships during such period, except as contemplated by the Merger Agreement. A copy of the Merger Agreement will be filed as Exhibit 2.1 to this Current Report by an amendment to this Current Report in order to provide investors with information regarding the terms of the Merger Agreement and is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to HLTH or WebMD. The representations and warranties contained in the Merger Agreement have been negotiated with the principal purpose of establishing the circumstances in which either party may have the right not to consummate the Merger, or a party may have the right to terminate the Merger Agreement, if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocates risk between the parties, rather than establishing matters as facts. In addition, the representations and warranties contained in the Merger Agreement may also be subject to a contractual standard of materiality different from those generally applicable to investors.
Additional Information About the Proposed Transaction and Where to Find It:
     In connection with the proposed Merger, HLTH and WebMD expect to file, with the SEC, a proxy statement/prospectus as part of a registration statement regarding the proposed transaction. Investors and security holders are urged to read the proxy statement/prospectus because it will contain important information about HLTH and WebMD and the proposed transaction. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents when filed by HLTH and WebMD with the SEC at www.sec.gov or www.hlth.com or www.wbmd.com. Investors and security holders are urged to read the proxy statement/prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the Merger.
Participants in the Merger
     HLTH, WebMD, their directors and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of HLTH and WebMD and their respective interests in the proposed transactions will be set forth or incorporated by reference in the proxy statement/prospectus that HLTH and WebMD will file with the

SEC in connection with the proposed transaction. Information about the directors and executive officers of HLTH is available in HLTH’s proxy statement for its 2007 Annual Meeting of Stockholders, as filed with the SEC on August 14, 2007. Information about the directors and executive officers of WebMD is available in WebMD’s proxy statement for its 2007 Annual Meeting of Stockholders, as filed with the SEC on August 14, 2007. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus when it becomes available.

Item 8.01.	Other Events
     HLTH announced today that it intends to divest its ViPS and Porex businesses. These divestitures are not dependent on the Merger and do not require shareholder approval.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits. The following exhibits are or will be filed herewith:

Exhibit
Number	Description

2.1*	Agreement and Plan of Merger, dated as of February 20, 2008, between HLTH Corporation and WebMD Health Corp.

99.1	Press Release, dated February 21, 2008, regarding the Merger

*	To be filed by amendment. Exhibits and schedules to Exhibit 2.1 are omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish copies of any of the omitted exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HLTH CORPORATION
Dated: February 21, 2008	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description

2.1*	Agreement and Plan of Merger, dated as of February 20, 2008, between HLTH Corporation and WebMD Health Corp.

99.1	Press Release, dated February 21, 2008, regarding the Merger

*	To be filed by amendment.